UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

AFP Imaging Corporation
(Exact name of registrant as specified in its charter)

New York	0-10832	13-2956272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Clearbrook Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 592-6100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On July 29, 2008, AFP Imaging Corporation (the “Registrant”) adopted amendments to the Registrant’s By-Laws (the “By-Laws”).  The amendments had previously been authorized by the Board of Directors of the Registrant.  The amendments to the By-Laws consist of the following:

(i) An amendment to Article II, Section 2 to delete the word “November” in the first sentence thereof, and replace it with the word “December.”

(ii) An amendment to Article II, Section 5 to delete in its entirety the language of Section 5 thereof and to replace such language in its entirety with the following:

“Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum.  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.”

(iii) An amendment to Article III, Section 6 to delete in its entirety the language of Section 6 thereof and to replace such language in its entirety with the following:

“Special Meetings. Special meetings of the Board may only be called by the Chairman of the Board or pursuant to a resolution adopted by a majority of Board members then in office.”

A complete copy of the By-Laws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Registrant, as amended as of July 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFP IMAGING CORPORATION
(Registrant)

Date:	July 29, 2008	By:	/s/ Elise Nissen
Elise Nissen
Executive Vice-President Finance and Chief Financial Officer